Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Aaron Miles	Megan Maupin
Navigant Investor Relations	Navigant Corporate Communications
312.583.5820	312.583.5703

NAVIGANT APPOINTS KEVIN BLAKELY, FINANCIAL SERVICES EXECUTIVE, TO ITS BOARD OF DIRECTORS

CHICAGO – May 20, 2016 – Navigant (NYSE:NCI) announced today the appointment of Kevin Blakely to its Board of Directors. Blakely brings more than 40 years of financial services experience to Navigant’s board, having held several senior positions, including Chief Risk Officer at KeyCorp and Huntington Bancshares, and CEO of the Risk Management Association. Blakely is highly regarded as one of the country’s leading financial risk management experts.

Most recently, Blakely served as Senior Advisor and a member of Oliver Wyman’s Advisory Board of Directors, where he provided strategic input for the organization’s Financial Institutions practice. He was also a Senior Advisor to Deloitte, where he served Systemically Important Financial Institutions (SIFI) by providing risk management, governance, regulatory enforcement, compliance and Dodd-Frank implementation consulting services.

Blakely is a member of the Board of Directors of HSBC’s North American subsidiary, where he serves as Chair of the Compliance Committee and is a member of both the Fiduciary and Risk Committees.

“Kevin’s wealth of relevant experiences, strategic insights and relationships within the regulated financial services sector will serve us well as we continue to grow our market leadership in advising companies addressing the challenges of regulatory pressure and related transformational impacts to their operating models,” stated Julie Howard, Navigant’s Chairman and Chief Executive Officer. “We are pleased to welcome Kevin, and we look forward to his contributions as a member of the board.”

Blakely holds a bachelor’s degree in finance from Southern Illinois University and a master’s degree in business administration from Case Western Reserve University.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the Firm primarily serves clients in the healthcare, energy and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

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Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including revenue cycle management; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.